UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2009

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware
State or Other
Jurisdiction of
Incorporation
0-25033	63-1201350
(Commission	(IRS Employer
File Number)	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	Zip Code)

                (205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in Superior Bancorp’s proxy statement relating to its special meeting of stockholders held on November 19, 2009, the Board of Directors of the Corporation proposed an amendment to the Corporation’s Restated Certificate of Incorporation to increase the number of authorized shares of the Corporation’s common stock from 20 million to 200 million. The text of this amendment was attached to the above-referenced proxy statement as Annex A, which is hereby incorporated herein by reference.  This amendment was approved by the holders of a majority of the outstanding shares of the Corporation’s common stock, and the Corporation filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on November 19, 2009 reflecting such amendment.   Such Restated Certificate of Incorporation is now the Certificate of Incorporation of Superior Bancorp.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On November 19, 2009, Superior Bancorp issued a press release announcing the approval by its stockholders of the amendment to its Restated Certificate of Incorporation. The text of the press release is attached to this report as Exhibit 99. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3	Restated Certificate of Incorporation of Superior Bancorp dated November 19, 2009

Exhibit 99	Press Release of Superior Bancorp dated November 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

Date: November 19, 2009	By:	/s/ Rick D. Gardner
Rick D. Gardner
Vice Chairman

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 3	Restated Certificate of Incorporation of Superior Bancorp dated November 19, 2009

Exhibit 99	Press Release of Superior Bancorp dated November 19, 2009